UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2016

Stericycle, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21229	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28161 North Keith Drive

Lake Forest, Illinois 60045

(Address of principal executive offices including zip code)

(847) 367-5910

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 10, 2016, the board of directors (the “Board”) of Stericycle, Inc. (the “Company”) adopted an amendment and restatement of the Company’s bylaws (the “Amended and Restated Bylaws”). The Board implemented proxy access by adding Section 2.13, which permits a stockholder or group of up to 20 stockholders owning 3% or more of the Company’s common stock entitled to vote in the election of directors continuously for at least three years to nominate and include in the Company’s proxy materials for an annual meeting of stockholders, director candidates constituting up to the greater of two or 20% of the Board, provided that the stockholder (or group) and each nominee satisfy the requirements specified in the Amended and Restated Bylaws. The amendments also include clarifications and other conforming revisions to the annual meetings, advance notice, and special meetings provisions in Article 2.

The Board also removed Section 3.10 from the Amended and Restated Bylaws, which had provided for the removal of directors for cause at special meetings of stockholders. The amendments are effective immediately.

The foregoing description of the changes effected by the Amended and Restated Bylaws is qualified by reference to the Amended and Restated Bylaws, which are filed as Exhibit 3(ii).1 to this current report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3(ii).1	Amended and Restated Bylaws of Stericycle, Inc., adopted on February 10, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 17, 2016	Stericycle, Inc.

	By:	/s/ Daniel V. Ginnetti
Daniel V. Ginnetti Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3(ii).1	Amended and Restated Bylaws of Stericycle, Inc., adopted on February 10, 2016